UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2014

CANCER GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35817	04-3462475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Gentris Corporation

On July 15, 2014, we entered into an Asset Purchase Agreement (the “Agreement”) to purchase substantially all of the assets of Gentris Corporation, a Delaware corporation (“Gentris”), with its principal place of business in North Carolina. The transaction closed on July 16, 2014.

Gentris provides genomic testing and pharmacogenomics services to half of the top ten biopharma companies globally and has participated and performed genomic analysis for over 1,000 clinical trials. Gentris has operations in Raleigh (Research Triangle Park), North Carolina and Shanghai, China in state-of-the-art GLP, CLIA and FDA-compliant facilities.

The initial acquisition price of Gentris was (i) $3.25 million in cash (subject to minor reduction based on obligations of Gentris due at closing), plus (ii) a number of our shares of common stock equal to $1.50 million divided by the volume weighted average price of our common stock on The Nasdaq Capital Market for the five days immediately preceding the closing date of this transaction, plus (iii) a potential earn-out of up to $1.50 million over the next calendar year, which earn-out is payable in cash or shares of our common stock at our option, and is based upon a formula that provides for an additional amount starting at $300,000 for revenues of $4.75 million, up to an additional amount of $1.5 million for revenues of $8.55 million, plus (iv) a potential payment to be made in connection with the termination of Merck’s biorepository relationship with Gentris, based upon exit fees to be received by Gentris from Merck. The volume weighted average price of our common stock on The Nasdaq Capital Market for the five days preceding closing was $10.1459 per share, causing the number of shares of common stock issued in the acquisition to amount to an aggregate of 147,843 shares. The source of the $3.25 million of cash was the Company’s working capital.

The amount of consideration was determined based upon arm’s-length negotiations between us and Gentris. We are not aware of any pre-existing material relationship between Gentris and us, or between Gentris and our affiliates, directors or officers, or any associate of any such affiliate, director or officer.

A copy of the Agreement is attached as Exhibit 4.1 hereto, and incorporated herein by reference. The above description of the terms of the Agreement is qualified in its entirety by reference to the attached exhibits. A copy of the press release issued in connection with the above is included herein as Exhibit 99.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Agreement was consummated on July 16, 2014. The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference into this Item 3.02. The sale of the securities was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act, including Regulation D and Rule 506 promulgated thereunder, relative to transactions by an issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Asset Purchase Agreement, by and among Cancer Genetics, Inc., Gentris, LLC and Gentris Corporation, dated July 15, 2014

99.1	Press release, dated July 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.
(Registrant)

/s/ Edward J. Sitar
Name: Edward J. Sitar
Title: Chief Financial Officer

Dated: July 22, 2014